                                                                   EXHIBIT 23.10

                           CONSENT OF ROBERT MORRILL

    The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Informix Corporation ("Informix") upon the consummation of the merger of Ardent Software, Inc. and Informix.


Date: January 21, 2000                                             /s/ ROBERT MORRILL
                                                              ----------------------------
                                                                     Robert Morrill